EXHIBIT 3.21
                       ARTICLES OF INCORPORATION
                                  OF
                        GIANT PIPELINE COMPANY


     The undersigned, acting as incorporator of a corporation under the New Mexico Business Corporation Act, adopts the following Articles of Incorporation for the corporation:

                              ARTICLE I

     The name of the corporation will be "GIANT PIPELINE COMPANY".

                              ARTICLE II

     The period of duration is perpetual.

                              ARTICLE III.

     The purpose or purposes for which the corporation is organized are: The transportation of liquid hydrocarbon products and any lawful business for which corporations may be incorporated under the New
Mexico Business Corporation Act.

                              ARTICLE IV.

     The aggregate number of shares which the corporation shall have authority to issue will be 500,000 shares of Common.

                              ARTICLE V.

     Preemptive rights on any stock or security in any manner whatsoever are allowed.

                              ARTICLE VI.

     The name of its initial registered agent is: CT Corporation System and the street address, city and zip code of its initial registered office in New Mexico is: 123 E. Marcy Street, Santa Fe, NM 87501.

                              ARTICLE V.

     The number of constituting the initial board of directors is 3 and the names and addresses of the persons who have consented to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

     NAME                    ADDRESS

James E. Acridge             23733 N. Scottsdale Road
                             Scottsdale, Arizona 85255

Fredric L. Holliger          23733 N. Scottsdale Road
                             Scottsdale, Arizona 85255

Morgan M. Gust               23733 N. Scottsdale Road
                             Scottsdale, Arizona 85255

                              ARTICLE VIII.

     The name and address of the incorporator is:

     NAME                    ADDRESS

Kim H. Bullerdick            23733 N. Scottsdale Road
                             Scottsdale, Arizona 85255

     Dated: November 2, 1999.

                             /s/ KIM H. BULLERDICK
                             ----------------------------
                             Kim H. Bullerdick